    As filed with the Securities and Exchange Commission on November 15,1999
                              Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------


                         AMERICAN BIO MEDICA CORPORATION
             (Exact name of registrant as specified in its charter)


             New York                                    14-1702188
     ----------------------------               ----------------------------
     (State or other jurisdiction               (IRS employer identification
   of incorporation or organization)                      number)

                    122 Smith Road, Kinderhook, NY               12106
            --------------------------------------------       ---------
              (Address of principal executive offices)         (Zip code)

                   FISCAL 1998 NON-STATUTORY STOCK OPTION PLAN

                   FISCAL 2000 NON-STATUTORY STOCK OPTION PLAN

                   ------------------------------------------
                              (Full title of plans)

                                 Stan Cipkowski
             President/Chief Executive Officer/Chairman of the Board
                       c/o American Bio Medica Corporation
                      122 Smith Road, Kinderhook, NY 12106

                                  800-227-1243
                                  ------------
                      (Name, address and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
                         ===============================
--------------------------------------------------------------------------------

                                                   Proposed
                                    Proposed       Maximum
Title of each class     Amount       maximum       aggregate        Amount of
 of securities          to be     offering price   offering       registration
to be registered      registered   per unit (2)    price (1)          fee
--------------------------------------------------------------------------------
Common Shares(2)       1,000,000      N/A        $2,919,728        $  811.68

Common Shares(3)       1,000,000      N/A        $1,610,000        $  447.58
                                                                   ---------
                                           Total registration fee  $1,259.26

(1)   Estimated solely for the purpose of calculating the registration fee.

(2) These Common Shares are offered under the Company's Fiscal 1998 Non-Statutory Stock Option Plan. Pursuant to Rule 457(h)( 1), the filing fee for the 942,250 Common Shares subject to options that have been granted is calculated based upon the weighted average of the various strike prices of such shares, which is $3.00. Pursuant to Rule 457(h)( 1), the filing fee for the 57,750 Common Shares subject to options that have not yet been granted is calculated based upon the average of the bid and asked prices per Common Share on November 1, 1999, as reported on the Nasdaq SmallCap Market, which was $1.61 per share.

(3) These Common Shares are offered under the Company's Fiscal 2000 Non-Statutory Stock Option Plan. Pursuant to Rule 457(h)( 1), the filing fee for the 1,000,000 Common Shares subject to options that have not yet been granted is calculated based upon the average of the bid and asked prices per Common Share on November 1, 1999, which was $1.61 per share.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8, the information required by Part I to be contained in the Section 10(a) prospectus has been omitted from this registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by American Bio Medica Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10-KSB for the year ended April 30, 1999;

     (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended July 31, 1999;

     (3) The Company's current report on Form 8-K filed with the Commission on September 16, 1999; and

     (4) The Company's Registration Statement on Form 8-A registering the Common Shares under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act").

     All documents subsequently filed by the Company pursuant to Sections 13(a),13(c),14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Article 9 of this Company's Certificate of Incorporation permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

     Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Company is entitled to under the Business Corporation Law of the State of New


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York which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index on Page E-1.

Item 9.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 (the "Securities Act") and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) to include any prospectus required by section 10(a)( 3 ) of the Securities Act;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post effective amendment by these paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

    (b) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and

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          the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (d) That,for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act(and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kinderhook, State of New York on November 11, 1999.



                                AMERICAN BIO MEDICA CORPORATION
                                     (Registrant)

                                    By: /s/Stan Cipkowski
                                        ------------------
                                        Stan Cipkowski,
                                        President, Chief Executive Officer, &
                                        Chairman of the Board of Directors





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                                POWER OF ATTORNEY

Each of the undersigned officers and directors of American Bio Medica Corporation whose signature appears below hereby appoints Stan Cipkowski and John F. Murray, and each of them, as true and lawful attorney-in-fact for the undersigned with full power of substitution, to execute in his name and on his behalf in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall deem appropriate, and to cause to be filed any such amendment (including exhibits thereto and other documents in connection therewith) to this Registration Statement with the Securities and Exchange Commission, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, may lawfully do or cause to be done by virtue herewith.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 11, 1999:

        Signature                           Title
        ---------                           -----

/s/Stan Cipkowski                 President, Chief Executive Officer,
---------------------             & Chairman of the Board of Directors
Stan Cipkowski                    (Principal Executive Officer)

/s/Edmund Jaskiewicz
---------------------             Director & Secretary
Edmund Jaskiewicz

/s/Jay Bendis                     Director & Vice President Sales &
---------------------             Marketing
Jay Bendis

/s/John F. Murray                 Director,Treasurer, Chief Financial Officer
---------------------             (Principal Financial Officer)
John F. Murray


---------------------
Gerald Moore                      Director


---------------------
Karen Russo                       Director


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                                                                       PAGE E-1

                               INDEX TO EXHIBITS

   Exhibit                         Description
   -------                         -----------


    3.07       Fifth Amendment to Certificate of Incorporation*

    5.01       Opinion and Consent of Hopkins & Sutter

    10.01 Fiscal 1998 Non-Statutory Stock Option Plan (filed as part of the Company's Proxy Statement for its Fiscal 1998 Annual Meeting and incorporated herein by reference)

    10.02 Fiscal 2000 Non-Statutory Stock Option Plan (filed as part of the Company's Proxy Statement for its Fiscal 2000 Annual Meeting and incorporated herein by reference)

    23.01      Consent of Richard A. Eisner & Company, LLP

    23.02      Consent of Hopkins & Sutter(contained in Exhibit 5.01)

-----------------------------

        * Previously filed as an exhibit to Registration Statement on Form SB-2 filed on May 20, 1998 and incorporated herein by reference